      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 14, 1998

                                                      REGISTRATION NO. 333-51789
================================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------


                                AMENDMENT NO. 2

                                       TO

                                    FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                          TESORO PETROLEUM CORPORATION
                             TESORO CAPITAL TRUST I
                            TESORO CAPITAL TRUST II
                            TESORO CAPITAL TRUST III
                            AND OTHER CO-REGISTRANTS
                   (SEE TABLE OF OTHER CO-REGISTRANTS BELOW)

             (Exact name of registrant as specified in its charter)

                    DELAWARE                                            95-0862768
                    DELAWARE                                            74-6465857
                    DELAWARE                                            74-6465856
                    DELAWARE                                            74-6465855
(State or other jurisdiction of incorporation or           (I.R.S. Employer Identification No.)
                   organization)
                                                                 JAMES C. REED, JR., ESQ.
                                                                 EXECUTIVE VICE PRESIDENT,
                                                               GENERAL COUNSEL AND SECRETARY
                8700 TESORO DRIVE                                    8700 TESORO DRIVE
            SAN ANTONIO, TEXAS 78217                             SAN ANTONIO, TEXAS 78217
                 (210) 828-8484                                       (210) 828-8484
   (Address, including zip code, and telephone       (Name, address, including zip code, and telephone
                 number, including                                        number,
 area code, of registrant's principal executive        including area code, of agent for service for
                      offices                                        each registrant)
              for each registrant)

                             ---------------------

                                   Copies to:
                                 MICHAEL CONLON
                          FULBRIGHT & JAWORSKI L.L.P.
                    801 PENNSYLVANIA AVENUE, N.W., SUITE 400
                          WASHINGTON, D.C. 20004-2604
                                 (202) 662-0200
                             ---------------------

    Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined in light of market conditions and other factors.
                             ---------------------

    If the only securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                             ---------------------

================================================================================

                         TABLE OF OTHER CO-REGISTRANTS

                                          STATE OR OTHER
                                         JURISDICTION OF         PRIMARY STANDARD
       EXACT NAME OF REGISTRANT          INCORPORATION OR    INDUSTRIAL CLASSIFICATION       I.R.S. EMPLOYER
      AS SPECIFIED IN ITS CHARTER          ORGANIZATION             CODE NUMBER           IDENTIFICATION NUMBER
      ---------------------------        ----------------    -------------------------    ---------------------
Digicomp, Inc.                             Delaware                    7379                    74-2521015
Interior Fuels Company                     Alaska                      5172                    74-2471007
Kenai Pipe Line Company                    Delaware                    4613                    94-6062891
Tesoro Alaska Petroleum Company            Delaware                    2911                    74-1646130
Tesoro Alaska Pipeline Company             Delaware                    4613                    74-1839523
Tesoro Bolivia Petroleum Company           Texas                       1311                    74-1799764
Tesoro Exploration and Production
  Company                                  Delaware                    1311                    74-2307903
Tesoro Latin America Company               Delaware                    1311                    74-2144598
Tesoro Marine Services Holding Company     Delaware                    5171                    74-2807425
Tesoro Marine Services, Inc.               Delaware                    5171                    74-2766974
Tesoro Natural Gas Company                 Delaware                    4922                    74-1711669
Tesoro Northstore Company                  Alaska                      5541                    92-0098209
Tesoro Petroleum Companies, Inc.           Delaware                    7389                    74-2385513
Tesoro Refining, Marketing & Supply
  Company                                  Delaware                    5171                    74-2045147
Tesoro Vostok Company                      Delaware                    5172                    74-2257610
Tesoro E&P Company, L.P.                   Delaware                    1311                    74-2705971
Tesoro Pipeline Company, L.P.              Delaware                    4922                    74-2742860

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS       SUBJECT TO COMPLETION DATED             , 1998

                          TESORO PETROLEUM CORPORATION
                             SENIOR DEBT SECURITIES
                          SUBORDINATED DEBT SECURITIES
                                PREFERRED STOCK
                               DEPOSITARY SHARES
                                  COMMON STOCK
                            STOCK PURCHASE CONTRACTS
                              STOCK PURCHASE UNITS
                             ---------------------

                             TESORO CAPITAL TRUST I

                            TESORO CAPITAL TRUST II
                            TESORO CAPITAL TRUST III
                           TRUST PREFERRED SECURITIES
  (GUARANTEED TO THE EXTENT SET FORTH HEREIN BY TESORO PETROLEUM CORPORATION)
                             ---------------------
                             SUBSIDIARY GUARANTORS
                              (AS DEFINED HEREIN)
                    SUBSIDIARY GUARANTEES OF DEBT SECURITIES

     Tesoro Petroleum Corporation ("Tesoro" or the "Company") may offer and sell from time to time together or separately in one or more series its (i) unsecured debt securities which may be senior (the "Senior Debt Securities"), senior subordinated ("Senior Subordinated Debt Securities") or subordinated (the "Subordinated Debt Securities" and, together with the Senior Debt Securities and Senior Subordinated Debt Securities, the "Debt Securities") consisting of notes, debentures or other evidences of indebtedness, (ii) shares of preferred stock, no par value (the "Preferred Stock"), which may be issued in the terms of depositary shares evidenced by depositary receipts (the "Depositary Shares"),
(iii) Depositary Shares, (iv) shares of common stock, par value $0.16 2/3 per share (the "Common Stock"), (v) stock purchase contracts ("Stock Purchase Contracts") to purchase shares of Common Stock or Preferred Stock and (vi) stock purchase units ("Stock Purchase Units"), each representing ownership of a Stock Purchase Contract and Trust Preferred Securities (as defined below) or debt obligations of third parties, including U. S. Treasury securities, securing the holder's obligation to purchase Common Stock or Preferred Stock under the Stock Purchase Contract, or any combination of the foregoing, either individually or as units consisting of one or more of the foregoing, in each case in amounts, at prices and in terms to be determined at or prior to the time of sale. The Company's payment obligations under any series of Debt Securities may be jointly and severally guaranteed by certain of the Company's direct and indirect wholly-owned subsidiaries (each a "Guarantor," and collectively the "Guarantors").

     Tesoro Capital Trust I, Tesoro Capital Trust II and Tesoro Capital Trust III (individually, a "Tesoro Capital Trust" and collectively, the "Tesoro Capital Trusts"), each a statutory business trust formed under the laws of the State of Delaware, may offer and sell, from time to time, trust preferred securities, representing undivided beneficial interests in the assets of the respective Tesoro Capital Trusts ("Trust Preferred Securities"). Tesoro will be the beneficial owner of all the beneficial ownership interests represented by common securities of each of the Tesoro Capital Trusts (the "Trust Common Securities" and, together with the Trust Preferred Securities, the "Trust Securities"). Holders of the Trust Preferred Securities will be entitled to receive preferential cumulative cash distributions accumulating from the date of original issuance and payable periodically as specified in the applicable supplement to this prospectus (a "Prospectus Supplement"). Subordinated Debt Securities may be issued and sold by Tesoro from time to time in one or more series to a Tesoro Capital Trust, or a trustee of such Tesoro Capital Trust, in connection with the investment of the proceeds from the offering of Trust Securities of such Tesoro Capital Trust. The Subordinated Debt Securities purchased by a Tesoro Capital Trust may be subsequently distributed pro rata to holders of Trust Securities in connection with the dissolution of such Tesoro Capital Trust upon the occurrence of certain events as may be described in a related Prospectus Supplement. The payment of distributions with respect to Trust Preferred Securities of each of the Tesoro Capital Trusts out of monies held by each of the Tesoro Capital Trusts, and payment on liquidation, redemption or otherwise with respect to such Trust Preferred Securities, will be guaranteed by Tesoro to the extent described herein (each a "Trust Guarantee"). See "Description of the Trust Guarantees." Tesoro's obligations under the Trust Guarantees will be subordinate and junior in right of payment to all other liabilities of Tesoro and rank pari passu with the most senior preferred stock, if any, issued from time to time by Tesoro.

                                                        (Continued on next page)

    FOR A DISCUSSION OF CERTAIN RISKS ASSOCIATED WITH AN INVESTMENT IN THE SECURITIES AND THE TRUST PREFERRED SECURITIES, SEE "RISK FACTORS" ON PAGE 3.
                             ---------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                             ---------------------

(Continued from previous page)

     The Common Stock, the Preferred Stock, the Depositary Shares, Debt Securities, Stock Purchase Units, Stock Purchase Contracts and Trust Securities offered hereby are collectively hereinafter referred to as the "Securities." The Securities will be limited to an aggregate initial public offering price not to exceed approximately $600 million, or, in the case of Debt Securities, the equivalent thereof in one or more foreign currencies, including composite currencies. The Securities may be offered, separately or together, in separate series, in amounts, at prices and on terms to be determined at the time of sale and set forth in a related Prospectus Supplement.

     Certain specific terms of the particular Securities for which this Prospectus is being delivered will be set forth in a related Prospectus Supplement, including, where applicable, (i) in the case of Debt Securities and the Subsidiary Guarantees thereof, the specific designation, aggregate principal amount, authorized denominations, maturities, interest rate or rates (which may be fixed or variable), the date or dates on which interest, if any, shall be payable, the place or places where principal of and premium, if any, and interest, if any, on such Debt Securities of the series will be payable, terms of optional or mandatory redemption or any sinking fund or analogous provisions, currency or currencies, or currency unit or currency units of denomination and payment if other than U.S. dollars, the initial public offering price, terms relating to temporary or permanent global securities, provisions regarding convertibility or exchangeability, if any, provisions regarding registration of transfer or exchange, the proceeds to the Company and other special terms; (ii) in the case of Preferred Stock, the specific designations, the number of shares, dividend rights (including, if applicable, the manner of calculation thereof), and any liquidation, redemption, conversion, exchange, voting and other rights, the initial public offering price and other special terms; (iii) in the case of Depositary Shares, the aggregate number of Depositary Shares offered, the fractional share of Preferred Stock represented by each such Depositary Share and the purchase price thereof; (iv) in the case of Common Stock, the terms of the offering and sales thereof; (v) in the case of Stock Purchase Contracts, the number of shares of Common Stock issuable thereunder, the purchase price of the Common Stock, the date or dates on which the Common Stock is required to be purchased by the holders of the Stock Purchase Contracts, any periodic payments required to be made by the Company to the holders of the Stock Purchase Contracts or vice versa, and the terms of the offering and sale thereof, (vi) in the case of Stock Purchase Units, the specific terms of the Stock Purchase Contracts and any Trust Preferred Securities or debt obligations of third parties securing the holder's obligation to purchase the Common Stock under the Stock Purchase Contracts, and the terms of the offering and the sale thereof, and (vii) in the case of the Trust Preferred Securities or the related Trust Guarantees, the specific designation, aggregate offering amount, denomination, term, coupon rate, time of payment of distributions, terms of redemption at the option of Tesoro or repayment at the option of the holder, provisions regarding convertibility or exchangeability for capital stock of Tesoro, the designation of the Trustee(s) acting under the applicable Indenture or Trust Guarantee and the public offering price.

     The Securities may be offered and sold to or through underwriters, dealers, or agents as designated from time to time, or through a combination of such methods, and also may be offered and sold directly to one or more other purchasers. See "Plan of Distribution." The names of, and the principal amounts or number of shares to be purchased by, underwriters, dealers or agents, and the compensation of such underwriters, dealers or agents, including any applicable fees, commissions, and discounts, will be set forth in the related Prospectus Supplement. No Securities may be sold without delivery of a Prospectus Supplement describing such series or issue of Securities and the method and terms of offering thereof.

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE DEBT SECURITIES, INCLUDING STABILIZING AND SYNDICATE COVERING TRANSACTIONS. THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES OF THE COMPANY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "PLAN OF DISTRIBUTION."

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission:
7 World Trade Center, Suite 1300, New York, New York 10048; and Northwestern Atrium, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material also may be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Such material also may be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. The Common Stock is listed for trading on the New York Stock Exchange (the "NYSE") and the Pacific Stock Exchange (the "PSE") under the trading symbol "TSO," and reports, proxy statements and other information concerning the Company may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005, and at the offices of the PSE, 301 Pine Street, San Francisco, California 94104.

     No separate financial statements of the Tesoro Capital Trusts have been included or incorporated by reference herein. Neither the Tesoro Capital Trusts nor the Company considers such financial statements material to holders of Trust Preferred Securities because (i) all of the voting securities of each Tesoro Capital Trust will be owned, directly or indirectly, by the Company, a reporting company under the Exchange Act, (ii) no Tesoro Capital Trust has independent operations but rather each exists for the purpose of issuing securities representing undivided beneficial interests in the assets of such Tesoro Capital Trust and investing the proceeds thereof in Subordinated Debt Securities, and
(iii) the obligations of the Tesoro Capital Trusts under the Trust Preferred Securities are fully and unconditionally guaranteed on a subordinated basis by the Company to the extent set forth herein. See "The Tesoro Capital Trusts" and "Description of Trust Guarantees." Upon the granting of relief by the Commission pursuant to SAB 53, the Company intends to provide only abbreviated information concerning the Tesoro Capital Trusts in the Company's Exchange Act reports.

     This Prospectus does not contain all of the information set forth in the Registration Statement of which this Prospectus is a part, filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). Reference is made to such Registration Statement for further information with respect to the Company, the Tesoro Capital Trusts and the Securities offered hereby. Statements contained herein concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents heretofore filed with the Commission by the Company pursuant to the Exchange Act are incorporated herein by reference:

1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as amended on Form 10-K/A, filed April 30, 1998.


2. The Company's Current Report on Form 8-K, dated as of May 13, 1998.



3. The description of the Common Stock included in the Company's Registration Statement on Form 8-A dated April 21, 1969, as amended by a Form 8 dated April 23, 1969.


     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


     The Company will provide without charge to each person, including any beneficial owner of a Security, to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any or all documents incorporated by reference in this Prospectus (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to Tesoro Petroleum Corporation, 8700 Tesoro Drive, San Antonio, Texas 78217-6218, Attention: Vice President and Treasurer, (telephone: (800) 837-6768).


                       CERTAIN FORWARD-LOOKING STATEMENTS

     Statements in this Prospectus and the accompanying Prospectus Supplement (including the documents incorporated by reference herein) concerning the Company which are (a) projections of revenues, earnings, earnings per share, capital expenditures or other financial items, (b) statements of plans and objectives for future operations, including acquisitions, (c) statements of future economic performance, or (d) statements of assumptions or estimates underlying or supporting the foregoing are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The ultimate accuracy of forward-looking statements is subject to a wide range of business risks and changes in circumstances, and actual results and outcomes often differ from expectations. Any number of important factors could cause actual results to differ materially from those in the forward-looking statements herein, including the following: the timing and extent of changes in commodity prices and underlying demand and availability of crude oil and other refinery feedstocks, refined products, and natural gas; actions of customers and competitors; changes in the cost or availability of third-party vessels, pipelines and other means of transporting feedstocks and products; state and federal environmental, economic, safety and other policies and regulations, any changes therein, and any legal or regulatory delays or other factors beyond the Company's control; execution of planned capital projects; weather conditions affecting the Company's operations or the areas in which the Company's products are marketed; future well performance; the extent of Tesoro's success in acquiring oil and gas properties and in discovering, developing and producing reserves; political developments in foreign countries; the conditions of the capital markets and equity markets during the periods covered by the forward-looking statements; earthquakes or other natural disasters affecting operations; adverse rulings, judgments, or settlements in litigation or other legal matters, including unexpected environmental remediation costs in excess of any reserves; and adverse changes in the credit ratings assigned to the Company's trade credit. For more information with respect to the foregoing, see the Form 10-K. The Company undertakes no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                                  THE COMPANY

     The Company and its subsidiaries are engaged in petroleum refining, distributing and marketing of petroleum products, marine logistics services and the exploration and production of natural gas and oil. These operations are conducted through three business segments: Refining and Marketing, Exploration and Production, and Marine Services.

     The Company's Refining and Marketing segment operates a petroleum refinery at Kenai, Alaska, markets refined products through a large network of branded stations in Alaska and is expanding its marketing presence in the Pacific Northwest. This segment is also a major supplier of jet fuel to the Anchorage airport and diesel fuel to Alaska's fishing and marine industry. The Company's Marine Services segment operates through a network of 23 marine terminals located in Louisiana and Texas and on the West Coast, distributing petroleum products and providing logistics services to the offshore Gulf of Mexico drilling industry and other customers. The Company's Exploration and Production segment focuses on exploration, development and production of natural gas and oil onshore in Texas, Louisiana and Bolivia. The Company's net proved worldwide reserves totaled 517 billion cubic feet equivalents of natural gas at year-end 1997. The Company is focused on its long-term strategy to maximize returns and develop full value of its assets through strategic expansions, acquisitions and diversifications in all three of its operating segments.

     Tesoro was incorporated in Delaware in 1968 (a successor by merger to a California corporation incorporated in 1939). Its principal executive offices are located at 8700 Tesoro Drive, San Antonio, Texas 78217-6218 and its telephone number is (800) 837-6768.

                              RECENT DEVELOPMENTS

HAWAII REFINERY ACQUISITION

     On March 18, 1998, Tesoro entered into a stock sale agreement ("Hawaii Stock Sale Agreement") to purchase (the "Hawaii Acquisition") all of the outstanding stock of two subsidiaries of The Broken Hill Proprietary Company Limited ("BHP") (together, "BHP Hawaii"). BHP Hawaii owns and operates a 95,000-barrel per day refinery in Kapolei, Hawaii, on the island of Oahu, approximately 20 miles west of Honolulu, and 32 retail gasoline stations on the islands of Oahu, Maui and Hawaii. The Hawaii Acquisition, which is subject to regulatory review and other customary conditions, is anticipated to close on May 29, 1998. Under the terms of the Hawaii Stock Sale Agreement, the Company has deposited $5 million into an escrow account for this acquisition.

     At closing the cash purchase price for the Hawaii Acquisition is currently estimated to be approximately $275 million less the $5 million escrow deposit. In addition, Tesoro will issue an unsecured, non-interest bearing promissory note (the "BHP Note") in the amount of $50 million, payable in five equal annual installments of $10 million each, beginning on the eleventh anniversary date of the closing. The BHP Note provides for earlier payment if the financial performance of BHP Hawaii exceeds certain thresholds. The purchase price will be adjusted after the closing for the amount by which the working capital of BHP Hawaii differs from $100 million at the closing date.

     In order to ensure the continuity of crude supply to Hawaii Refinery, Tesoro will also enter into a two year agreement with an affiliate of BHP to assist Tesoro in acquiring crude oil feedstock sources outside of North America and arranging for transportation of such crude oil to the Hawaii Refinery.

WASHINGTON STATE REFINERY ACQUISITION

     On May 1, 1998, the Company entered into a stock purchase agreement ("Anacortes Stock Purchase Agreement") with Shell Refining Holding Company ("Seller") and Shell Anacortes Refining Company ("SARC"), both subsidiaries of Shell Oil Company, whereby the Company will purchase all of the outstanding stock of SARC. SARC owns and operates a 108,000-barrel a day refinery in Anacortes, Washington, which is approximately 60 miles north of Seattle. The acquisition, which is subject to approval by the Federal Trade Commission and the offices of the attorneys general of the States of Oregon and

Washington as well as other customary conditions, is anticipated to close in mid to late summer. Under the terms of the Anacortes Stock Purchase Agreement, the Company has paid a $5 million deposit and has agreed to pay the balance of the purchase price into an escrow by June 30, 1998 if the stock purchase has not closed by that date.

     At closing the Company will pay the Seller a cash purchase price of $237 million, less the deposit and any escrowed amounts, for the stock of SARC, plus the value of the working capital of SARC at the time of closing which is estimated to be approximately $60 million. The SARC Stock Purchase Agreement contains representations and warranties and other general provisions that are customary for transactions of this nature.

                           THE TESORO CAPITAL TRUSTS

     Each of Tesoro Capital Trust I, Tesoro Capital Trust II and Tesoro Capital Trust III is a statutory business trust created under Delaware law pursuant to
(i) a separate declaration of trust (each a "Declaration") executed by Tesoro, as sponsor for such Tesoro Capital Trust (the "Sponsor"), and the Trustees (as defined herein) for such Tesoro Capital Trust and (ii) the filing of a certificate of trust with the Delaware Secretary of State. Each Declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "TIA"). Each Tesoro Capital Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) investing the gross proceeds from the sale of the Trust Securities in Subordinated Debt Securities issued by Tesoro and (iii) engaging in only those other activities necessary or incidental thereto.

     All of the Trust Common Securities issued by each of the Tesoro Capital Trusts will be directly or indirectly owned by Tesoro. The Trust Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Trust Preferred Securities except that upon an event of default under the applicable Declaration, the rights of the holders of the Trust Common Securities to payment in respect of distributions and payments upon liquidation, redemption, and otherwise will be subordinated to the rights of the holders of the Trust Preferred Securities. Tesoro will, directly or indirectly, acquire Trust Common Securities in an aggregate liquidation amount equal to 3% of the total capital of each Tesoro Capital Trust. A majority of the Trustees (the "Regular Trustees") of each Tesoro Capital Trust will be persons who are employees or officers of or affiliated with Tesoro. One trustee of each Tesoro Capital Trust will be a financial institution that will be unaffiliated with Tesoro and that will act as property trustee and as indenture trustee for purposes of the Trust Indenture Act, pursuant to the terms set forth in a Prospectus Supplement (the "Property Trustee"). In addition, unless the Property Trustee maintains a principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, one trustee of each Tesoro Capital Trust will have its principal place of business or reside in the State of Delaware (the "Delaware Trustee" and, together with the Regular Trustees and the Property Trustee, the "Trustees"). Each Tesoro Capital Trust's business and affairs will be conducted by the Trustees appointed by the Company, as the direct or indirect holder of all the Trust Common Securities. Except in certain limited circumstances, the holder of the Trust Common Securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the Trustees of a Tesoro Capital Trust. The duties and obligations of the Trustees shall be governed by the Declaration of each Tesoro Capital Trust. The Company will pay all fees and expenses related to the Tesoro Capital Trusts and the offering of Trust Securities, the payment of which will be guaranteed by the Company. The office of the Delaware Trustee for each Tesoro Capital Trust in the State of Delaware is Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890. The principal place of business of each Tesoro Capital Trust shall be c/o Tesoro Petroleum Corporation, 8700 Tesoro Drive, San Antonio 78217-6218 (telephone: (800) 837-6768).

                           THE SUBSIDIARY GUARANTORS

     The Subsidiary Guarantors, listed on the "Table of Other Co-Registrants" set forth immediately following the cover page of the Registration Statement of which this Prospectus is a part, constitute substantially all of the direct and indirect active subsidiaries of the Company, as of the date of this Prospectus. Each or all Subsidiary Guarantors may jointly and severally guarantee the payment obligations of the Company under any series of Debt Securities offered by this Prospectus, as set forth in a related Prospectus Supplement.

                                USE OF PROCEEDS

     Unless otherwise specified in a Prospectus Supplement, the net proceeds received by the Company from the sale of the Securities will be used to finance acquisitions, refinance certain existing indebtedness and for general corporate purposes. Funds not required immediately for such purposes may be invested in marketable securities and short-term investments. The Tesoro Capital Trusts will use all proceeds received from the sale of the Trust Preferred Securities to purchase Subordinated Debt Securities from the Company.

                       RATIO OF EARNINGS TO FIXED CHARGES

                                                               YEARS ENDED DECEMBER 31,
                                                         -------------------------------------
                                                         1997    1996    1995    1994    1993
                                                         -----   -----   -----   -----   -----
Ratio of Earning to Fixed Charges......................  3.61x   5.64x   3.28x   2.00x   1.97x
Ratio of Earnings to Combined Fixed Charges and
  Preferred Stock Dividend Requirements................  3.61x   5.64x   3.28x   1.80x   1.33x

     For purposes of calculating this ratio: (i) "fixed charges" consist of interest expense (whether expensed or capitalized), amortization of debt discount and issuance costs and the portion of rental expense estimated to be equivalent to interest; and (ii) "earnings" represent earnings before income taxes and extraordinary loss on extinguishments of debt plus fixed charges, excluding capitalized interest.

                                  RISK FACTORS

     THE SECURITIES TO BE OFFERED HEREBY MAY INVOLVE A HIGH DEGREE OF RISK. SUCH RISKS WILL BE SET FORTH IN THE PROSPECTUS SUPPLEMENT RELATING TO SUCH SECURITY. IN ADDITION, CERTAIN RISK FACTORS, IF ANY, RELATING TO THE COMPANY'S BUSINESS WILL BE SET FORTH IN A PROSPECTUS SUPPLEMENT.

                         DESCRIPTION OF DEBT SECURITIES

     The following is a description of certain general terms and provisions of the Debt Securities. The particular terms of any series of Debt Securities will be described in the applicable Prospectus Supplement. If so indicated in a Prospectus Supplement, the terms of any such series may differ from the terms set forth below.

     Debt Securities may be issued from time to time in one or more series by the Company. The Debt Securities will constitute either indebtedness designated as Senior Indebtedness ("Senior Debt Securities"), indebtedness designated as Senior Subordinated Indebtedness ("Senior Subordinated Debt Securities") or indebtedness designated as Subordinated Indebtedness ("Subordinated Debt Securities"). The Company may issue Debt Securities with different terms from those of Debt Securities previously issued without the consent of holders of previously issued series of Debt Securities. The particular terms of each series of Debt Securities offered by a particular Prospectus Supplement will be described therein. Senior Debt Securities, Senior Subordinated Debt Securities and Subordinated Debt Securities will each be issued under a separate indenture (individually, an "Indenture" and, collectively, the "Indentures") to be entered into prior to the issuance of such Debt Securities. See "-- Subordination". There will be a separate Trustee (individually, a "Trustee" and, collectively, the "Trustees") under each Indenture. Information regarding the Trustee under an Indenture will be included in any Prospectus Supplement relating to the Debt Securities issued thereunder.

     The following discussion includes a summary description of material terms of the Indentures, other than terms that are specific to a particular series of Debt Securities and related Subsidiary Guarantees, if any, and that will be described in the Prospectus Supplement relating to such series. The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures, including the definitions therein of certain terms capitalized in this Prospectus. Wherever particular Sections or Articles or defined terms of the Indentures are referred to herein or in a Prospectus Supplement, such Sections or defined terms are incorporated herein or therein by reference.

     To the extent applicable to the Debt Securities of a particular series, as indicated in the applicable Prospectus Supplement, there are no provisions of the Indentures that afford holders of the Debt Securities protection in the event of a highly leveraged transaction involving the Company.

GENERAL

     The Senior Debt Securities will be issued under an indenture (the "Senior Indenture"), to be entered into among the Company, any Subsidiary Guarantors and a Senior Indenture Trustee. The Senior Subordinated Debt Securities will be issued under a separate Indenture (the "Senior Subordinated Indenture") to be entered into among the Company, any Subsidiary Guarantor and a Senior Subordinated Indenture Trustee. The Subordinated Debt Securities will be issued under a separate indenture (the "Subordinated Indenture") also to be entered into between the Company, any Subsidiary Guarantors and the Subordinated Trustee. The Senior Indenture, the Senior Subordinated Indenture and the Subordinated Indenture are sometimes collectively referred to herein as the "Indentures" and individually as an "Indenture." The Indentures are subject to and governed by the TIA, and may be supplemented from time to time following execution.

     The terms of the Debt Securities include those stated in the applicable Indenture and those made part of such Indenture by reference to the TIA. The Debt Securities are subject to all such terms, and holders of Debt Securities are referred to the applicable Indenture and the TIA for a statement of those terms.

     The statements set forth below in this section are brief summaries of certain provisions contained in the Indentures, do not purport to be complete, and are subject to, and are qualified in their entirety by reference to, the Indentures, including the definitions of certain terms therein, and the TIA. Capitalized terms used in this section and not otherwise defined in this section have the respective meanings assigned to them in the Indentures. For purposes of this section, the term "Company" refers to Tesoro Petroleum Corporation only and does not include its subsidiaries.

TERMS

     The Debt Securities will be direct, unsecured obligations of the Company. The indebtedness represented by the Senior Debt Securities will rank equally with all other unsecured and unsubordinated indebtedness of the Company. The indebtedness represented by the Senior Subordinated Securities will be subordinated in right of payment to the prior payment in full of all Senior Debt (as defined in a related Prospectus Supplement and the Applicable Indenture) of the Company and senior to any future junior subordinated indebtedness of the Company as described below under "-- Subordination." The indebtedness represented by the Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of the Senior Debt (as defined in a related Prospectus Supplement and the Applicable Indenture) of the Company as described below under "-- Subordination."

     In the event Subordinated Debt Securities are issued to a Tesoro Capital Trust or a trustee of such trust in connection with the issuance of Trust Securities by such Tesoro Capital Trust, such Subordinated Debt Securities subsequently may be distributed pro rata to the holders of such Trust Securities in connection with the dissolution of such Tesoro Capital Trust upon the occurrence of certain events described in the Prospectus Supplement relating to such Trust Securities. Only one series of Subordinated Debt Securities will be issued to a Tesoro Capital Trust or a trustee of such trust in connection with the issuance of Trust Securities by such Tesoro Capital Trust.

     Reference is made to the Prospectus Supplement relating to the particular series offered thereby for the terms of such Debt Securities, including where applicable: (a) the form and title of the Debt Securities and whether such Debt Securities are Senior Debt Securities, Senior Subordinated Securities or Subordinated Debt Securities; (b) the aggregate principal amount of the Debt Securities and any limit on such aggregate principal amount; (c) the date or dates on which the Debt Securities may be issued; (d) the date or dates on which the principal of and premium, if any, on the Debt Securities shall be payable;
(e) the rate or rates (which may be fixed or variable) at which the Debt Securities shall bear interest, if any, and the date or dates from which such interest shall accrue; (f) the dates on which interest, if any, shall be payable and the record dates for the interest payment dates; (g) the place or places where the principal of and premium, if any, and interest, if any, on the Debt Securities of the series will be payable; (h) the period or periods, if any, within which, the price or prices at which, and the terms and conditions upon which, the Debt Securities may be redeemed at the option of the Company or otherwise; (i) any optional or mandatory redemption or any sinking fund or analogous provisions; (j) if other than denominations of $1,000 and integral multiples thereof, the denominations in which the Debt Securities of the series shall be issuable; (k) if other than the principal amount thereof, the portion of the principal amount of the Debt Securities which shall be payable upon declaration of the acceleration of the maturity thereof in accordance with the provisions of the applicable Indenture; (l) whether payment of the principal of and premium, if any, and interest, if any, on the Debt Securities shall be without deduction for taxes, assessments, or governmental charges paid by the holders; (m) the currency or currencies, or currency unit or currency units, in which the principal of and premium, if any, and interest, if any, on the Debt Securities shall be denominated, payable, redeemable or purchasable, as the case may be; (n) any Events of Default with respect to the Debt Securities that differ from those set forth in the applicable Indenture; (o) whether the Debt Securities will be convertible; (p) whether the Debt Securities of such series shall be issued as a global certificate or certificates and, in such case, the identity of the depositary for such series; (q) provisions regarding the convertibility or exchangeability of the Debt Securities; (r) covenants restricting the Company's and its subsidiaries' ability to make certain types of payments and investments, incur indebtedness and dispose of assets; and (s) any other terms not inconsistent with the provisions of the applicable Indenture.

     Unless otherwise indicated in the Prospectus Supplement relating thereto, the Debt Securities of any series will be issued only in fully registered form in denominations of $1,000 or any integral multiple thereof. The Debt Securities of a series may be issuable in the form of one or more global certificates, which will be denominated in an amount equal to all or a portion of the aggregate principal amount of such Debt Securities. See "-- Global Debt Securities."

     Each Indenture provides that the Debt Securities may be issued in one or more series, in each case as established from time to time in, or pursuant to authority granted by, a resolution of the board of directors of the Company or as established in one or more indentures supplemental to such Indenture. All Debt Securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the Debt Securities of such series, for issuances of additional Debt Securities of such series.

     One or more series of Debt Securities offered hereby may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. The federal income tax consequences and special considerations applicable to any such series of Debt Securities will be described generally in the Prospectus Supplement relating thereto.

GLOBAL DEBT SECURITIES

     The Debt Securities of a series may be issued in whole or in part in the form of one or more global certificates that will be deposited with, or on behalf of, a depositary (the "Global Note Depositary"), or its nominee, identified in the Prospectus Supplement relating to such series. Unless and until such global certificate or certificates are exchanged in whole or in part for Debt Securities in individually certificated form, a global Debt Security may not be transferred or exchanged except as a whole to a nominee of the Global Note Depositary for such global Debt Security, or by a nominee for the Global Note Depositary to the Global Note Depositary, or to a successor of the Global Note Depositary or a nominee of such successor, except in the circumstances described in the applicable Prospectus Supplement.

     The specific terms of the depositary arrangement with respect to a series of Debt Securities and the rights of, and limitations on, owners of beneficial interests in a global Debt Security representing all or a portion of a series of Debt Securities will be described in the Prospectus Supplement relating to such series.

SUBSIDIARY GUARANTEES

     The Company's payment obligations under any series of the Debt Securities may be jointly and severally guaranteed (the "Subsidiary Guarantees") by one or more Subsidiaries of the Company (the "Guarantors"), including the Subsidiary Guarantors named herein. Any Subsidiary of the Company that guarantees any Indebtedness of the Company may be required to execute a Subsidiary Guarantee and become a Guarantor under the applicable Indenture. The terms of any such Subsidiary Guarantee will be set forth in the applicable Prospectus Supplement. However, the obligations of each Guarantor under its Subsidiary Guarantee will be limited to the maximum amount the Guarantors are permitted to guarantee under applicable law without creating a "fraudulent conveyance."

     Each Indenture may restrict the consolidation or merger with or into a Guarantor or provide for the release of a Subsidiary Guarantee, as set forth in a related Prospectus Supplement and the Applicable Indenture.

     Each of the Indentures may provide that if any Subsidiary of the Company guarantees any Indebtedness of the Company that is not a party to the Indenture, then such Subsidiary shall (i) execute a supplemental indenture in form and substance satisfactory to the Trustee thereunder providing that such Subsidiary shall become a Guarantor under the applicable Indenture and (ii) deliver an opinion of counsel to the effect, inter alia, that such supplemental indenture has been duly authorized and executed by such Subsidiary.

CHANGE OF CONTROL

     Each of the Indentures will provide that, with respect to a series of Debt Securities, in the event that there shall occur a Change of Control (as defined in a related Prospectus Supplement and the Applicable Indenture), then the Company may be required to make an Offer (as described under "-- Procedures for Offers" below) to purchase all or any part (equal to $1,000 or an integral multiple thereof) of each holder's Debt Securities of the applicable series at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest to the date of purchase. Such right to require the repurchase of Debt

Securities shall not continue after a discharge of the Company from its obligations with respect to the Debt Securities. See "-- Defeasance."

     A Change of Control purchase feature of a series of Debt Securities may, in certain circumstances, make it more difficult or discourage a takeover of the Company and, as a result, may make removal of incumbent management more difficult. The Company has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Company could decide to do so in the future.

     If a Change of Control were to occur, the Company may not have sufficient liquid assets to satisfy its obligation to purchase all of the Debt Securities that might be delivered by holders seeking to exercise the purchase right and make any payments that may become necessary, if not waived.

     The provisions of each of the Indentures would not necessarily afford holders of the Debt Securities protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving the Company that may adversely affect such holders.

COVENANTS

     The particular covenants, including covenants relating to the issuance of Subordinated Debt Securities to a Tesoro Capital Trust or a trustee of such Tesoro Capital Trust, relating to any series of Debt Securities will be described in the Prospectus Supplement relating to such series. If any such covenants are described, the Prospectus Supplement will also state whether the "covenant defeasance" provisions described below also apply.

PROCEDURES FOR OFFERS

     Within 30 days following a Change of Control, the Company will mail to each holder of Debt Securities, at such holder's registered address, a notice stating: (i) the Offer is being made as a result of a Change of Control, the length of time the Offer shall remain open, and the maximum aggregate principal amount of Debt Securities that will be accepted for payment pursuant to such Offer, (ii) the purchase price, the amount of accrued and unpaid interest as of the Purchase Date, and the Purchase Date, (iii) the circumstances and material facts regarding such Change of Control, to the extent known to the Company (including, but not limited to, information with respect to pro forma and historical financial information after giving effect to such Change of Control, and information regarding the Person or Persons acquiring control), and (iv) such other information required by each of the Indentures and applicable laws and regulations.

     On the Purchase Date for any Offer, the Company will (1) accept for payment all Debt Securities tendered pursuant to such Offer, (2) deposit with the Paying Agent the aggregate purchase price of all Debt Securities accepted for payment and any accrued and unpaid interest on such Debt Securities as of the Purchase Date, and (3) deliver or cause to be delivered to each of the Trustees all Debt Securities tendered pursuant to the Offer. If less than all Debt Securities tendered pursuant to any Offer are accepted for payment by the Company for any reason, selection of the Debt Securities to be purchased will be in compliance with the requirements of the principal national securities exchange, if any, on which any series of Debt Securities is listed or, if not so listed, by lot or by such method as each of the Trustees shall deem fair and appropriate; provided that Debt Securities accepted for payment in part shall only be purchased in integral multiples of $1,000. The Paying Agent will promptly mail to each holder of Debt Securities accepted for payment an amount equal to the purchase price for such Debt Securities plus any accrued and unpaid interest. Each of the Trustees will promptly authenticate and mail to holders of Debt Securities accepted for payment in part new Debt Securities equal in principal amount to any unpurchased portion of each holder's Debt Securities, and any Debt Securities not accepted for payment in whole or in part shall be promptly returned to the holder thereof. On and after a Purchase Date, interest will cease to accrue on the Debt Securities accepted for payment. The Company will announce the results of the Offer to holders of the Debt Securities on or as soon as practicable after the Purchase Date.

     The Company will comply with all applicable requirements of Rule 14e-1 under the Exchange Act and all other applicable securities laws and regulations thereunder, to the extent applicable, in connection with any offer.

EVENTS OF DEFAULT

     Each Indenture provides that the following will be Events of Default with respect to any series of Debt Securities issued thereunder: (a) failure to pay any interest on any Debt Security of such series when due, continued for 30 days; (b) failure to pay principal of (or premium, if any, on) any Debt Security of such series when due; (c) failure to perform or comply with any covenant or warranty of the Company contained in the Debt Securities of such series or in the applicable Indenture, continued for 30 days after written notice as provided in the Indenture (other than a default otherwise specifically dealt with in the applicable Indenture or in any supplemental indenture); (d) failure to deposit a sinking fund payment, if any, when and as due by the terms of a Debt Security of such series; (e) except as permitted by the applicable Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee (other than by reason of the termination of the Indenture or the release of any such Subsidiary Guarantee in accordance with the Indenture); (f) certain events in bankruptcy, insolvency or reorganization affecting the Company or any Guarantor; and (g) any other Event of Default set forth in the applicable supplemental indenture and Prospectus Supplement relating to the Debt Securities of such series.

     If an Event of Default under either Indenture with respect to Debt Securities of any series at the time outstanding shall occur and be continuing, then in every such case either the applicable Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series may accelerate the maturity of all Debt Securities of that series; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived as provided in the applicable Indenture.

     Each Indenture provides that no holder of any Debt Security will have any right to institute any proceeding with respect to the applicable Indenture or for any remedy thereunder, unless such holder shall have previously given to the Trustee thereunder written notice of a continuing Event of Default and unless the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of such series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee, and the Trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding Debt Securities of such series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a holder of a Debt Security for enforcement of payment of the principal of (and premium, if any) or interest on such Debt Security on or after the respective due dates expressed in such Debt Security.

     Subject to provisions in each Indenture relating to its duties in case an Event of Default shall have occurred and be continuing, neither Trustee is under an obligation to exercise any of its rights or powers under such Indenture at the request or direction of any holders of Debt Securities then outstanding under such Indenture, unless such holders shall have offered to the Trustee thereunder reasonable indemnity. Subject to the provisions in each Indenture for the indemnification of the Trustee thereunder, the holders of a majority in aggregate principal amount of the outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Trustee or exercising any trust or power conferred on such Trustee.

     The Company will be required to furnish to each Trustee annually a statement as to the performance by the Company of certain of its obligations under the applicable Indenture and as to any default in such performance.

DEFEASANCE

     Each Indenture provides that, at the option of the Company, (A) if applicable, the Company will be discharged from any and all obligations in respect of the Debt Securities of any series issued under such Indenture or (B) if applicable, the Company may omit to comply with certain restrictive covenants, and that such omission shall not be deemed to be an Event of Default under the applicable Indenture and the Debt Securities of any series issued thereunder, and that such Debt Securities shall no longer be subject to the subordination provisions in the case of either (A) or (B) upon irrevocable deposit with the applicable Trustee, in trust, of money and/or U.S. government obligations which will provide money in an amount sufficient in the opinion of a nationally recognized accounting firm to pay the principal of and premium, if any, and each installment of interest, if any, on such Debt Securities. With respect to clause (B), the obligations under the applicable Indenture other than with respect to such covenants and the Events of Default other than the Event of Default relating to such covenants above shall remain in full force and effect. Such trust may only be established if, among other things (i) with respect to clause (A), the Company has received from, or there has been published by, the IRS a ruling or there has been a change in law, which in the Opinion of Counsel provides that holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; or, with respect to clause (B), the Company has delivered to the applicable Trustee an Opinion of Counsel to the effect that the holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; (ii) no Event of Default or event that, with the passing of time or the giving of notice, or both, shall constitute an Event of Default with respect to such Debt Securities shall have occurred or be continuing; (iii) the Company has delivered to the applicable Trustee an Opinion of Counsel to the effect that such deposit shall not cause such Trustee or the trust so created to be subject to the Investment Company Act of 1940; and (iv) certain other customary conditions precedent.

SUBORDINATION

     Upon any distribution to creditors of the Company in a liquidation, dissolution or reorganization, the payment of the principal of and interest on the Senior Subordinated Debt Securities and Subordinated Debt Securities will be subordinated to the extent provided in the respective Senior Subordinated Indenture and Subordinated Indenture in right of payment to the prior payment in full of all Senior Debt, but the obligation of the Company to make payment of the principal of and interest on the Senior Subordinated Debt Securities or Subordinated Debt Securities will not otherwise be affected. Except as provided in a Prospectus Supplement, no payment of principal or interest may be made on the Senior Subordinated Debt Securities or Subordinated Debt Securities at any time if a default on Senior Debt exists that permits the holders of such Senior Debt to accelerate its maturity and the default is the subject of judicial proceedings or the Company receives notice of the default. The Subordinated Indenture may also provide that Subordinated Debt Securities issued thereunder are subordinated and junior in right of payment to the prior payment in full of all existing or future Senior Subordinated Debt Securities. After all Senior Debt is paid in full and until the Senior Subordinated Debt Securities or Subordinated Debt Securities (as the case may be) are paid in full, Holders will be subrogated to the rights of holders of Senior Debt to the extent that distributions otherwise payable to Holders have been applied to the payment of Senior Debt. By reason of such subordination, in the event of a distribution of assets upon insolvency, certain general creditors of the Company may recover more, ratably, than holders of the Subordinated Debt Securities.

MODIFICATION AND WAIVER

     Modifications and amendments of either Indenture may be made by the Company and the applicable Trustee with the consent of the holders of a majority in aggregate principal amount of all outstanding Debt Securities issued under such Indenture which are affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each such Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest on, any such Debt Security, (b) reduce the principal amount of (or the premium), or interest on, any such Debt Security, (c) change the place or currency of payment of principal of (or premium), or interest on, any such Debt Security, (d) impair the right to institute suit for the enforcement of any payment on or with respect to any such Debt Security, (e) reduce the above-stated percentage of outstanding Debt Securities of any series necessary to modify or amend the applicable Indenture, (f) reduce the percentage of aggregate principal amount of outstanding Debt Securities of any series necessary for waiver of compliance with certain provisions of the applicable Indenture or for waiver of certain defaults, or (g) modify any provisions of such Indenture relating to the modification and amendment of such Indenture or the waiver of past defaults or covenants, except as otherwise specified in a Prospectus Supplement.

     The holders of a majority in aggregate principal amount of the outstanding Debt Securities of a series may waive compliance by the Company with certain restrictive provisions of the applicable Indenture. The holders of a majority in aggregate principal amount of the outstanding Debt Securities of a series may waive any past default under the applicable Indenture. In the case of any series of Subordinated Debt Securities held as trust assets of a Tesoro Capital Trust, the consent of the holders of all of the holders of the Preferred Trust Securities and Common Trust Securities of such Tesoro Capital Trust may be required under the Declaration of Trust of such Tesoro Capital Trust.

THE TRUSTEE

     Both Indentures provide that, except during the continuance of an Event of Default, the Trustee thereunder will perform only such duties as are specifically set forth in the applicable Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it under such Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

     Both Indentures and the provisions of the TIA incorporated by reference therein contain limitations on the rights of each of the Trustees, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. Each of the Trustees are permitted to engage in other transactions with the Company or any Affiliate; provided, however, that if it acquires any conflicting interest (as defined in the applicable Indenture or in the TIA), it must eliminate such conflict or resign.

NO PERSONAL LIABILITY OF OFFICERS, DIRECTORS, EMPLOYEES OR STOCKHOLDERS

     No director, officer, employee or stockholder, as such, of the Company or any of its affiliates shall have any personal liability in respect of the obligations of the Company under either of the Indentures or the Debt Securities by reason of his, her or its status as such.

APPLICABLE LAW

     The Indentures are, and the Debt Securities offered hereby will be, governed by, and construed in accordance with, the laws of the State of New York.

                         DESCRIPTION OF PREFERRED STOCK

     The Company's Board of Directors, without any further action by the stockholders of the Company, is authorized to issue up to 5,000,000 shares of Preferred Stock, and to divide the Preferred Stock into one or more series, and to fix by resolution or resolutions any of the designations, powers, preferences and rights, and the qualifications, limitations, or restrictions of the shares of each such series, including, but not limited to, dividend rates, conversion rights, voting rights, terms of redemption and liquidation preferences, and the number of shares constituting each such series. The issuance of Preferred Stock may have the effect of delaying, deterring, or preventing a Change in Control of the Company. Preferred Stock, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable. The specific terms of a particular series of Preferred Stock will be described in the Prospectus Supplement relating to that series.

The description of the terms of the particular series of Preferred Stock set forth in the related Prospectus Supplement does not purport to be complete and is qualified in its entirety by reference to the certificate of designation relating to the particular series of Preferred Stock.

     The designations, powers, preferences and rights, and the qualifications, limitations, or restrictions of the Preferred Stock of each series will be fixed by the certificate of designation relating to such series. The Prospectus Supplement relating to each series will specify the terms of the Preferred Stock as follows:

          (a) The maximum number of shares to constitute such series and the distinctive designation thereof;

          (b) The annual dividend rate, if any, on shares of such series, whether such rate is fixed or variable or both, the date or dates from which dividends will begin to accrue or accumulate, and whether dividends will be cumulative;

          (c) The price at which, and the terms and conditions on which, the shares of such series may be redeemed, including the time during which shares of such series may be redeemed and any accumulated dividends thereon that the holders of shares of such series shall be entitled to receive upon the redemption thereof;

          (d) The liquidation preference, if any, and any accumulated dividends thereon, that the holders of shares of such series shall be entitled to receive upon the liquidation, dissolution, or winding up of the affairs of the Company;

          (e) Whether or not the shares of such series will be subject to operation of a retirement or sinking fund, and, if so, the extent and manner in which any such fund shall be applied to the purchase or redemption of the shares of such series for retirement or for other corporate purposes, and the terms and provisions relating to the operation of such fund;

          (f) The terms and conditions, if any, on which the shares of such series shall be convertible into, or exchangeable for, debt securities, shares of any other class or classes of capital stock of the Company, or any series of any other class or classes, or of any other series of the same class, including the price or prices or the rate or rates of conversion or exchange, whether such conversion or exchange will be mandatory and the method, if any, of adjusting the same;

        (g) The voting rights, if any, on the shares of such series; and

          (h) Any or all other preferences and relative, participating, operational, or other special rights, qualifications, limitations, or restrictions thereof.

     The federal income tax consequences and special considerations applicable to any such series of Preferred Stock will be generally described in the Prospectus Supplement relating thereto.

                        DESCRIPTION OF DEPOSITARY SHARES

GENERAL

     The following summary and the summary in any Prospectus Supplement of the terms and provisions of the Depositary Shares and Depositary Receipts does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable Deposit Agreement, which will be filed as an exhibit to or incorporated by reference in the Registration Statement of which this Prospectus is a part.

     The Company may, at its option, elect to offer fractional interests in shares of Preferred Stock, rather than full shares of Preferred Stock. In the event such option is exercised, the Company will issue to the public receipts for Depositary Shares, each of which will represent a fraction (to be set forth in the applicable Prospectus Supplement) of a share of a particular series of Preferred Stock as described below.

     The shares of any series of Preferred Stock represented by Depositary Shares will be deposited under a Deposit Agreement (a "Deposit Agreement") between the Company and a bank or trust company selected by the Company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 (a "Depositary"). Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fraction of a share of Preferred Stock underlying by such Depositary Share, to all the rights and preferences of the Preferred Stock underlying such Depositary Share (including dividend, voting, redemption, conversion and liquidation rights).

     The Depositary Shares will be evidenced by depositary receipts issued pursuant to the Deposit Agreement ("Depositary Receipts"). Depositary Receipts will be distributed to those persons purchasing the fractional interests in shares of Preferred Stock in accordance with the terms of the offering.

     Pending the preparation of definitive engraved Depositary Receipts, the Depositary may, upon the written order of the Company, issue temporary Depositary Receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive Depositary Receipts but not in definitive form. Definitive Depositary Receipts will be prepared thereafter without unreasonable delay, and temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts at the Company's expense. In addition, subject to the terms of the Deposit Agreement, holders of Depositary Shares are entitled to withdraw and receive, upon surrender of Depositary Receipts, certificates evidencing the fractional number of shares of Preferred Stock (but only whole shares thereof) represented by such Depositary Receipts. Partial shares of Preferred Stock will not be issued.

DIVIDENDS AND OTHER DISTRIBUTIONS

     The Depositary will distribute all cash dividends or other cash distributions received in respect of the Preferred Stock to the record holders of Depositary Shares relating to such Preferred Stock in proportion to the number of such Depositary Shares owned by such holders. The Depositary will distribute only such amount, however, as can be distributed without attributing to any holder of Depositary Shares a fraction of one cent, and any balance not so distributable will be held by the Depositary (without liability for interest thereon) and will be added to and treated as part of the next sum received by the Depositary for distribution to record holders of Depositary Receipts then outstanding.

     In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto, in proportion to the number of such Depositary Shares owned by such holders, unless the Depositary determines that it is not feasible to make such distribution, in which case the Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable to effect such distribution, including the sale of such property and distribution of the net proceeds from such sale to such holders.

REDEMPTION OF DEPOSITARY SHARES

     If a series of Preferred Stock represented by Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such series of Preferred Stock held by the Depositary. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share payable with respect to such series of the Preferred Stock. Whenever the Company redeems shares of Preferred Stock held by the Depositary, the Depositary will redeem as of the same redemption date the number of Depositary Shares representing the shares of Preferred Stock so redeemed. If fewer than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata as may be determined by the Depositary.

VOTING THE PREFERRED STOCK

     Upon receipt of notice of any meeting at which the holders of the Preferred Stock represented by Depositary Shares are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of the Preferred Stock represented by such holder's Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the amount of the Preferred Stock represented by such Depositary Shares in accordance with such instructions, and the Company will agree to take all action which may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting shares of the Preferred Stock represented by Depositary Shares to the extent it does not receive specific instructions from the holders of Depositary Shares representing such Preferred Stock.

AMENDMENT AND TERMINATION OF THE DEPOSITARY AGREEMENT

     The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary. However, any amendment that materially and adversely alters the rights of the holders of Depositary Shares will not be effective unless such amendment has been approved by the holders of at least a majority of the Depositary Shares then outstanding under such Deposit Agreement. Each Deposit Agreement will provide that each holder of Depositary Shares at the time any such amendment becomes effective that continues to hold such Depositary Shares will be deemed to have consented to such amendment and will be bound thereby. A Deposit Agreement may be terminated by the Company or the Depositary only if (i) all outstanding Depositary Shares relating thereto have been redeemed or (ii) there has been a final distribution in respect of the Preferred Stock underlying such Depositary Shares in connection with any liquidation, dissolution or winding up of holdings and such distribution has been distributed to the holders of the related Depositary Receipts.

CHARGES OF DEPOSITARY

     The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company will pay charges of any Depositary in connection with the initial deposit of the Preferred Stock and the initial issuance of the Depositary Shares and any redemption or conversion of the Preferred Stock. Holders of Depositary Receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of shares of Preferred Stock upon surrender of Depositary Receipts, as are expressly provided in the relevant Deposit Agreement to be for their accounts.

MISCELLANEOUS

     The Depositary will forward to holders of Depositary Receipts all reports and communications from the Company that are delivered to the Depositary and which the Company is required to furnish to the holders of the Preferred Stock.

     Neither any Depositary nor the Company will assume any obligation or will be subject to any liability under a Deposit Agreement to holders of the Depositary Shares other than for its negligence or willful misconduct. Neither any Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under a Deposit Agreement. The obligations of the Company and any Depositary under a Deposit Agreement will be limited to performance in good faith of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or Preferred Stock unless satisfactory indemnity is furnished. The Company and any Depositary may rely on written advice of counsel or accountants, on information provided by persons presenting Preferred Stock for deposit, holders of Depositary Shares or other persons believed in good faith to be competent to give such information and on documents believes to be genuine and to have been signed or presented by the proper party or parties.

RESIGNATION AND REMOVAL OF DEPOSITARY

     A Depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove any Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment. Such successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000.

                          DESCRIPTION OF COMMON STOCK

     The Company's Certificate of Incorporation, as amended, currently authorizes the Company to issue up to 50,000,000 shares of Common Stock. The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding Preferred Stock, holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors of the Company out of funds legally available therefor. In the event of a liquidation, dissolution, or winding up of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and liquidation preference of any outstanding Preferred Stock. Holders of Common Stock have no preemptive rights and have no rights to convert their Common Stock into any other securities. There are no redemption provisions with respect to any shares of Common Stock. All of the outstanding shares of Common Stock are, and the Common Stock offered hereby will be, upon issuance against full payment of the purchase price therefor, fully paid and nonassessable. As of April 22, 1998 there were issued and outstanding 26,668,910 shares of Common Stock.

     The transfer agent and registrar for the Common Stock is ChaseMellon Shareholder Services L.L.C.

                  DESCRIPTION OF THE STOCK PURCHASE CONTRACTS
                          AND THE STOCK PURCHASE UNITS

     The Company may issue Stock Purchase Contracts, including contracts obligating holders to purchase from the Company, and the Company to sell to the holders, a specified number of shares of Common Stock or Preferred Stock at a future date or dates. The consideration per share of Common Stock or Preferred Stock may be fixed at the time of the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. Any such formula may include anti-dilution provisions to adjust the number of shares issuable pursuant to such Stock Purchase Contracts upon the occurrence of certain events. The Stock Purchase Contracts may be issued separately or as a part of Stock Purchase Units consisting of a Stock Purchase Contract and Debt Securities, Trust Preferred Securities or debt obligations of third parties, including U. S. Treasury securities, securing the holders' obligations to purchase the Common Stock or Preferred Stock under the Stock Purchase Contracts. The Stock Purchase Contracts may require the Company to make periodic payments to the holders of the Stock Purchase Contracts or vice versa, and such payments may be unsecured or prefunded on some basis. The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner.

     The applicable Prospectus Supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units. The description in the Prospectus Supplement will not necessarily be complete, and reference will be made to the Stock Purchase Contracts, and, if applicable, collateral arrangements and depository arrangements, relating to such Stock Purchase Contracts or Stock Purchase Units.

                 DESCRIPTION OF THE TRUST PREFERRED SECURITIES

     Each Tesoro Capital Trust may issue, from time to time, only one series of Trust Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Declaration of each Tesoro Capital Trust authorizes the Regular Trustees of such Tesoro Capital Trust to issue on behalf of such Tesoro Capital Trust one series of Trust Preferred Securities. The Declaration will be qualified as an indenture under the TIA. The Trust Preferred Securities will have such terms, including distributions, redemption, voting, conversion, exchange, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the Declaration or made part of the Declaration by the Trust Indenture Act. Reference is made to the Prospectus Supplement relating to the Trust Preferred Securities of the Tesoro Capital Trust for specific terms, including (a) the distinctive designation of such Trust Preferred Securities;

(b) the number of Trust Preferred Securities issued by such Tesoro Capital Trust; (c) the annual distribution rate (or method of determining such rate) for Trust Preferred Securities issued by such Tesoro Capital Trust and the date or dates upon which such distributions shall be payable; provided, however, that distributions on such Trust Preferred Securities shall be payable on a quarterly basis to holders of such Trust Preferred Securities as of a record date in each quarter during which such Trust Preferred Securities are outstanding; (d) whether distributions on Trust Preferred Securities issued by such Tesoro Capital Trust shall be cumulative, and, in the case of Trust Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Trust Preferred Securities issued by such Tesoro Capital Trust shall be cumulative;
(e) the amount or amounts which shall be paid out of the assets of such Tesoro Capital Trust to the holders of Trust Preferred Securities of such Tesoro Capital Trust upon voluntary or involuntary dissolution, winding-up or termination of such Tesoro Capital Trust; (f) the obligation, if any, of such Tesoro Capital Trust to purchase or redeem Trust Preferred Securities issued by such Tesoro Capital Trust and the price or prices at which, the period or periods within which, and the terms and conditions upon which, Trust Preferred Securities issued by such Tesoro Capital Trust shall be purchased or redeemed, in whole or in part, pursuant to such obligation; (g) the voting rights, if any, of Trust Preferred Securities issued by such Tesoro Capital Trust in addition to those required by law, including the number of votes per Trust Preferred Security and any requirement for the approval by the holders of Trust Preferred Securities, or of Trust Preferred Securities issued by one or more Tesoro Capital Trusts, or of both, as a condition to specified action or amendments to the Declaration of such Tesoro Capital Trust; (h) the terms and conditions, if any, upon which the assets of such Tesoro Capital Trust may be distributed to holders of Trust Preferred Securities; (i) provisions regarding convertibility or exchangeability of the Trust Preferred Securities for capital stock of Tesoro; (j) if applicable, any securities exchange upon which the Trust Preferred Securities shall be listed; and (k) any other relevant rights, preferences, privileges, limitations or restrictions of Trust Preferred Securities issued by such Tesoro Capital Trust not inconsistent with the Declaration of such Tesoro Capital Trust or with applicable law. All Trust Preferred Securities offered hereby will be guaranteed by the Company to the extent set forth below under "Description of the Trust Guarantees." Any U.S. federal income tax considerations applicable to any offering of Trust Preferred Securities will be described in the Prospectus Supplement relating thereto.

     In connection with the issuance of Trust Preferred Securities, each Tesoro Capital Trust will issue one series of Trust Common Securities. The Declaration of each Tesoro Capital Trust authorizes the Regular Trustees of such trust to issue on behalf of such Tesoro Capital Trust one series of Trust Common Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. The terms of the Trust Common Securities issued by a Tesoro Capital Trust will be substantially identical to the terms of the Trust Preferred Securities issued by such Tesoro Capital Trust, and the Trust Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Trust Preferred Securities except that, upon an event of default under the Declaration, the rights of the holders of the Trust Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Trust Preferred Securities. Except in certain limited circumstances, the Trust Common Securities will also carry the right to vote to appoint, remove or replace any of the Trustees of a Tesoro Capital Trust. All of the Trust Common Securities of each Tesoro Capital Trust will be directly or indirectly owned by the Company.

                      DESCRIPTION OF THE TRUST GUARANTEES

     Set forth below is a summary of information concerning the Trust Guarantees which will be executed and delivered by Tesoro from time to time for the benefit of the holders of the Trust Preferred Securities. Each Trust Guarantee will be qualified as an indenture under the Trust Indenture Act. Wilmington Trust Company will act as indenture trustee under each Trust Guarantee (the "Trust Guarantee Trustee"). The terms of each Trust Guarantee will be those set forth in such Trust Guarantee and those made part of such Trust Guarantee by the Trust Indenture Act. The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Trust Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act.

Each Trust Guarantee will be held by the Trust Guarantee Trustee for the benefit of the holders of the Trust Preferred Securities of the applicable Tesoro Capital Trust.

GENERAL

     Pursuant to each Trust Guarantee, Tesoro will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the Trust Preferred Securities issued by a Tesoro Capital Trust, the Trust Guarantee Payments (as defined herein) (except to the extent paid by such Tesoro Capital Trust), as and when due, regardless of any defense, right of set-off or counterclaim which such Tesoro Capital Trust may have or assert. The following payments with respect to Trust Preferred Securities issued by a Tesoro Capital Trust to the extent not paid by such Tesoro Capital Trust (the "Trust Guarantee Payments"), will be subject to the Trust Guarantee thereon (without duplication): (i) any accrued and unpaid distributions which are required to be paid on such Trust Preferred Securities, to the extent such Tesoro Capital Trust shall have funds available therefor; (ii) the redemption price, including all accrued and unpaid distributions (the "Redemption Price"), to the extent such Tesoro Capital Trust has funds available therefor with respect to any Trust Preferred Securities called for redemption by such Tesoro Capital Trust; and
(iii) upon a voluntary or involuntary dissolution, winding-up or termination of such Tesoro Capital Trust (other than in connection with the distribution of the assets of such Tesoro Capital Trust to the holders of Trust Preferred Securities or the redemption of all of the Trust Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Trust Preferred Securities to the date of payment, to the extent such Tesoro Capital Trust has funds available therefor and (b) the amount of assets of such Tesoro Capital Trust remaining available for distribution to holders of such Trust Preferred Securities in liquidation of such Tesoro Capital Trust. Tesoro's obligation to make a Trust Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Trust Preferred Securities or by causing the applicable Tesoro Capital Trust to pay such amounts to such holders.

     Each Trust Guarantee will be a full and unconditional guarantee with respect to the Trust Preferred Securities issued by the applicable Tesoro Capital Trust, but will not apply to any payment of distributions except to the extent such Tesoro Capital Trust shall have funds available therefor. If Tesoro does not make interest payments on the Subordinated Debt Securities purchased by a Tesoro Capital Trust, such Tesoro Capital Trust will not pay distributions on the Trust Preferred Securities issued by such Tesoro Capital Trust and will not have funds available therefor. See "Description of the Subordinated Debt Securities -- Certain Covenants."

     Tesoro has also agreed separately to irrevocably and unconditionally guarantee the obligations of the Tesoro Capital Trusts with respect to the Trust Common Securities (the "Trust Common Securities Guarantees") to the same extent as the Trust Guarantees, except that upon an event of default under the Subordinated Indenture, holders of Trust Preferred Securities shall have priority over holders of Trust Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

CERTAIN COVENANTS

     In each Trust Guarantee, Tesoro will covenant that, so long as any Trust Preferred Securities issued by the applicable Tesoro Capital Trust remain outstanding, if there shall have occurred any event that would constitute an event of default under such Trust Guarantee or the Declaration of such Tesoro Capital Trust, then (a) Tesoro shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make any liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of Tesoro Common Stock in connection with the satisfaction by Tesoro of its obligations under any employee benefit plans or the satisfaction by Tesoro of its obligations pursuant to any contract or security requiring Tesoro to purchase shares of Company Common Stock or, (ii) the purchase of fractional interests in shares of Company capital stock as a result of a reclassification of Company capital stock or the exchange or conversion of one class or series of Company capital stock for another class or series of Company capital stock or make any guarantee payments with respect to the foregoing and (b) Tesoro shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by Tesoro which rank pari passu with or junior to the Subordinated Debt Securities.

MODIFICATION OF THE TRUST GUARANTEES; ASSIGNMENT

     Except with respect to any changes which do not adversely affect the rights of holders of Trust Preferred Securities (in which case no vote will be required), each Trust Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Trust Preferred Securities issued by the applicable Tesoro Capital Trust. The manner of obtaining any such approval of holders of such Trust Preferred Securities will be as set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in a Trust Guarantee shall bind the successors, assigns, receivers, trustees and representatives of Tesoro and shall inure to the benefit of the holders of the Trust Preferred Securities of the applicable Tesoro Capital Trust then outstanding.

TERMINATION

     Each Trust Guarantee will terminate as to the Trust Preferred Securities issued by the applicable Tesoro Capital Trust upon the first to occur of (a) full payment of the Redemption Price of all Trust Preferred Securities of such Tesoro Capital Trust, (b) distribution of the assets of such Tesoro Capital Trust to the holders of the Trust Preferred Securities of such Tesoro Capital Trust, and (c) full payment of the amounts payable upon liquidation of such Tesoro Capital Trust in accordance with the Declaration of such Tesoro Capital Trust. Each Trust Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Trust Preferred Securities issued by the applicable Tesoro Capital Trust must restore payment of any sums paid under such Trust Preferred Securities or such Trust Guarantee.

EVENTS OF DEFAULT

     An event of default under a Trust Guarantee will occur upon the failure of Tesoro to perform any of its payment or other obligations thereunder.

     The holders of a majority in liquidation amount of the Trust Preferred Securities relating to such Trust Guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trust Guarantee Trustee in respect of the Trust Guarantee or to direct the exercise of any trust or power conferred upon the Trust Guarantee Trustee under such Trust Preferred Securities. If the Trust Guarantee Trustee fails to enforce such Trust Guarantee, any holder of Trust Preferred Securities relating to such Trust Guarantee may institute a legal proceeding directly against Tesoro to enforce the Trust Guarantee Trustee's rights under such Trust Guarantee, without first instituting a legal proceeding against the relevant Tesoro Capital Trust, the Trust Guarantee Trustee or any other person or entity. Notwithstanding the foregoing, if Tesoro has failed to make a guarantee payment, a holder of Trust Preferred Securities may directly institute a proceeding against Tesoro for enforcement of the Trust Guarantee for such payment. Tesoro waives any right or remedy to require that any action be brought first against such Tesoro Capital Trust or any other person or entity before proceeding directly against Tesoro.

STATUS OF THE TRUST GUARANTEES

     The Trust Guarantees will constitute unsecured obligations of Tesoro and will rank (i) subordinate and junior in right of payment to all other liabilities of Tesoro; (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by Tesoro and with any guarantee now or hereafter entered into by Tesoro in respect of any preferred or preference stock of any affiliate of Tesoro; and (iii) senior to the Tesoro Common Stock. The terms of the Trust Preferred Securities provide that each holder of Trust Preferred Securities issued by the applicable Tesoro Capital Trust, by acceptance thereof, agrees to the subordination provisions and other terms of the Trust Guarantee relating thereto.

     The Trust Guarantees will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the Trust Guarantee without instituting a legal proceeding against any other person or entity).

INFORMATION CONCERNING THE TRUST GUARANTEE TRUSTEE

     The Trust Guarantee Trustee, prior to the occurrence of a default with respect to a Trust Guarantee, undertakes to perform only such duties as are specifically set forth in such Trust Guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Trust Guarantee Trustee is under no obligation to exercise any of the powers vested in it by a Trust Guarantee at the request of any holder of Trust Preferred Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby.

     The Company and certain of its affiliates may, from time to time, maintain a banking relationship with the Trust Guarantee Trustee.

GOVERNING LAW

     The Trust Guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

               RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES,
           THE SUBORDINATED DEBT SECURITIES AND THE TRUST GUARANTEES

     As long as Tesoro makes payments of interest and other payments when due on the Subordinated Debt Securities, such payments will be sufficient to cover distributions and other payments due on the Trust Preferred Securities, primarily because (i) the aggregate principal amount of the Subordinated Debt Securities will be equal to the sum of the aggregate stated liquidation preference of the Trust Securities; (ii) the interest rate and interest and other payment dates of the Subordinated Debt Securities will match the distribution rate and distribution and other payment dates for the Trust Preferred Securities; (iii) Tesoro shall pay for all and any costs, expenses and liabilities of the Tesoro Capital Trusts except the Tesoro Capital Trusts' obligations to holders of the Trust Preferred Securities under the Trust Preferred Securities of the Tesoro Capital Trusts; and (iv) the Declaration of each Tesoro Capital Trust further provides that such Tesoro Capital Trust will not engage in any activity that is not consistent with the limited purposes of such Tesoro Capital Trust.

     Payments of distributions and other amounts due on the Trust Preferred Securities of a Tesoro Capital Trust (to the extent such Tesoro Capital Trust has funds available for the payment of such distributions) are irrevocably guaranteed by Tesoro as and to the extent set forth under "Description of Trust Guarantees." Taken together, Tesoro's obligations under the Subordinated Debt Securities, the Subordinated Indenture, the Declarations of the Tesoro Capital Trusts and the Trust Guarantees provide a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the Trust Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of each of the Tesoro Capital Trust's obligations under the Trust Preferred Securities. If and to the extent that Tesoro does not make payments on the Subordinated Debt Securities, the Tesoro Capital Trusts will not pay distributions or other amounts due on the Trust Preferred Securities. The Trust Guarantees do not cover payment of distributions when a Tesoro Capital Trust does not have sufficient funds to pay such distributions. In such event, the remedies of a holder of the Trust Preferred Securities of such Tesoro Capital Trust are described herein under "Description of the Trust Guarantees -- Events of Default." The obligations of Tesoro under the Trust Guarantees are subordinate and junior in right of payment to all Senior Indebtedness of Tesoro.

     Notwithstanding anything to the contrary in the Subordinated Indenture and to the extent set forth therein, Tesoro has the right to set-off any payment it is otherwise required to make thereunder with and to the extent Tesoro has theretofore made, or is concurrently on the date of such payment making, a payment under a Trust Guarantee.

     A holder of Trust Preferred Securities of a Tesoro Capital Trust may institute a legal proceeding directly against Tesoro to enforce its rights under the Trust Guarantee with respect to such Tesoro Capital Trust without first instituting a legal proceeding against the Trust Guarantee Trustee, such Tesoro Capital Trust or any other person or entity.

     The Trust Preferred Securities of a Tesoro Capital Trust evidence a beneficial interest in such Tesoro Capital Trust. The Tesoro Capital Trusts exist for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in Subordinated Debt Securities. A principal difference between the rights of a holder of Trust Preferred Securities and a holder of Subordinated Debt Securities is that a holder of Subordinated Debt Securities is entitled to receive from Tesoro the principal amount of and interest accrued on Subordinated Debt Securities held, while a holder of Trust Preferred Securities is entitled to receive distributions from a Tesoro Capital Trust (or from Tesoro under the Trust Guarantee) if and to the extent such Tesoro Capital Trust has funds available for the payment of such distributions.

     Upon any voluntary or involuntary termination, winding-up or liquidation of a Tesoro Capital Trust involving the liquidation of the Subordinated Debt Securities, the holders of the Trust Preferred Securities of such Tesoro Capital Trust will be entitled to receive, out of assets held by such Tesoro Capital Trust and after satisfaction of liabilities to creditors of such Tesoro Capital Trust as provided by applicable law, the liquidation distribution in cash. See "Description of Trust Preferred Securities." Upon any voluntary or involuntary liquidation or bankruptcy of Tesoro, the Property Trustee of a Tesoro Capital Trust, as holder of the Subordinated Debt Securities of such Trust, would be a subordinated creditor of Tesoro, subordinated in right of payment to all Senior Indebtedness of Tesoro, but entitled to receive payment in full of principal and interest, before any shareholders of Tesoro receive payments or distributions. Since Tesoro is the guarantor under the Trust Guarantees and has agreed to pay for all costs, expenses and liabilities of the Tesoro Capital Trusts (other than the Tesoro Capital Trusts' obligations to the holders of the Trust Preferred Securities), the positions of a holder of Trust Preferred Securities and a holder of Subordinated Debt Securities relative to other creditors and to shareholders of Tesoro in the event of liquidation or bankruptcy of Tesoro would be substantially the same.

     A default or event of default under any Senior Indebtedness of Tesoro will not constitute a default or Event of Default under the Subordinated Indenture. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness of Tesoro, the subordination provisions of the Subordinated Indenture provide that no payments may be made in respect of the Subordinated Debt Securities until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on the Subordinated Debt Securities would constitute an Event of Default under the Subordinated Indenture with respect thereto.

                              PLAN OF DISTRIBUTION

     The Company and any Tesoro Capital Trust may offer or sell the Securities and the Trust Preferred Securities, respectively, to or through one or more underwriters, dealers or agents as designated from time to time, or through a combination of such methods and also may offer or sell the Securities and the Trust Preferred Securities, respectively, directly to one or more other purchasers. The Company and any Tesoro Capital Trust may sell the Securities and the Trust Preferred Securities, respectively, as soon as practicable after effectiveness of the Registration Statement of which this Prospectus is a part.

     A Prospectus Supplement will set forth the terms of the offering of the particular series of Securities offered thereby, including: (i) the name or names of any underwriters or agents; (ii) the initial public offering or purchase price of such series of Securities; (iii) any underwriting discounts, commissions, and other items constituting underwriters' compensation and any other discount, concessions, or commissions allowed or reallowed or paid by any underwriters to other dealers; (iv) any commissions paid to any agents; (v) the net proceeds to the Company from the sales; (vi) the net proceeds to a Tesoro Capital Trust; and (vii) any securities exchanges or markets on which the Securities may be listed.

     Unless otherwise set forth in the Prospectus Supplement relating to a particular series of Securities, the obligations of the underwriters to purchase such series of Securities will be subject to certain conditions precedent and each of the underwriters with respect to such series of Securities will be obligated to purchase all of the Securities of such series allocated to it if any such Securities are purchased. Any initial public offering price and any discounts or concessions allowed, reallowed, or paid to dealers may be changed from time to time.

     The Securities may also be offered and sold, if so indicated in the applicable Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for the Company or the Tesoro Capital Trust, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with the Company or the Tesoro Capital Trust, and its compensation will be described in the applicable Prospectus Supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the Securities remarketed thereby.

     The Securities may be offered and sold by the Company or any Tesoro Capital Trust, respectively, directly or through agents designated by the Company or any Tesoro Capital Trust from time to time. Unless otherwise indicated in the related Prospectus Supplement, each such agent will be acting on a best efforts basis for the period of its appointment. Any agent participating in the distribution of Securities may be deemed to be an "underwriter," as that term is defined in the Securities Act, of the Securities so offered and sold. The Securities also may be sold to dealers at the applicable price to the public set forth in the Prospectus Supplement relating to such series of Securities. Such dealers may be deemed to be "underwriters" within the meaning of the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with the Company or a Tesoro Capital Trust, to indemnification by the Company or such Tesoro Capital Trust against certain civil liabilities, including liabilities under the Securities Act.

     Underwriters, dealers and agents may engage in transactions with, or perform services for, or be customers of, the Company in the ordinary course of business.

     Other than the Common Stock, Preferred Stock and Senior Debt Securities, all Securities offered will be a new issue of securities with no established trading market. Any underwriter to whom Securities are sold by the Company for public offering and sale may make a market in such Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The Securities may or may not be listed on a national securities exchange or a foreign securities exchange, except that the Common Stock is listed for trading on the NYSE and the PSE. Any Common Stock sold pursuant to a Prospectus Supplement will be listed for trading on the NYSE and the PSE, subject to official notice of issuance. No assurance can be given as to the liquidity of or the trading markets for any Securities.

                                 LEGAL MATTERS

     The validity of the Securities will be passed upon for the Company and the Trusts by Fulbright & Jaworski L.L.P., Washington, D.C. Certain matters of Delaware law relating to the validity of the Trust Preferred Securities will be
passed upon for the Company and the Tesoro Capital Trusts by           ,
Wilmington, Delaware, special Delaware counsel to the Company and the Tesoro Capital Trusts. If the Securities are being distributed in an underwritten offering, the validity of the Securities will be passed upon for the underwriters by counsel identified in the related Prospectus Supplement.

                                    EXPERTS

     The consolidated financial statements incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1997 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The information incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1997 relating to estimated proved reserves of oil and gas and the related estimates of future net cash flows and present values thereof as of December 31, 1995, December 31, 1996 and December 31, 1997 have been prepared by Netherland, Sewell & Associates, Inc., independent petroleum engineers, and are incorporated by reference herein upon the authority of such firm as an expert in petroleum engineering.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses, other than selling or underwriting discounts and commissions, to be incurred by the Company in connection with the issuance and distribution of the Securities being registered. All amounts shown are estimated except the Commission registration fee.

Securities and Exchange Commission registration fee.........  $177,000
*Printing and engraving expenses............................    15,000
*Legal fees and expenses....................................    40,000
*Accounting fees and expenses...............................    30,000
*Trustees' fees and expenses................................    10,000
*Depository fees and expenses...............................    10,000
*Miscellaneous..............................................    10,000
                                                              --------
          Total.............................................  $292,000
                                                              ========

---------------

* Estimated for the purposes of completing the information required pursuant to this Item 14.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, rules, or proceedings, whether civil, criminal, administrative, or investigative (other than action by or in the right of the corporation -- a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement, or otherwise.

     Article II, Section 2.9 of the Company's By-laws requires indemnification to the full extent authorized or permitted by the laws of the State of Delaware of any person who is made, or threatened to be made, a party to an action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he, his testator or intestate is or was a director, officer, or employee of the Company or serves or served any other enterprise at the request of the Company.

     Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of unlawful dividends or unlawful stock purchases or redemptions, or
(iv) any transaction from which the director derived an improper personal benefit.

     Article Ninth of the Company's Restated Certificate of Incorporation, as amended, provides that a director will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, which concerns unlawful payment of dividends, stock purchases or redemptions or
(iv) for any transaction from which the director derived an improper personal benefit.

     The Company maintains directors' and officers' liability insurance which provides for payment, on behalf of the directors and officers of the Company and its subsidiaries, of certain losses of such persons (other than matters uninsurable under law) arising from claims, including claims arising under the Securities Act, for acts or omissions by such persons while acting as directors or officers of the Company and/or its subsidiaries, as the case may be.

     The Company has entered into indemnification agreements with its directors and certain of its officers.

     Each Declaration of Trust pursuant to which each Tesoro Capital Trust is organized provides that no Regular Trustee, or affiliate of any Regular Trustee, or officer, director, shareholder, member, partner, employee, representative or agent of any Regular Trustee or of any such affiliate, or employee or agent of the applicable Tesoro Capital Trust or its affiliates (each an "Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to such Tesoro Capital Trust or any employee or agent of such Tesoro Capital Trust or its affiliates for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of such Tesoro Capital Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by such Declaration of Trust or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence or willful misconduct with respect to such act or Person's gross negligence or willful misconduct with respect to such act or omission. Each Declaration of Trust also provides that to the fullest extent permitted by applicable law, the Company shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the applicable Tesoro Capital Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by such Declaration of Trust, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence or willful misconduct with respect to such act or omission. Each Declaration of Trust further provides that, to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified for the underlying cause of action as authorized by such Declaration of Trust.

     Reference is made to Exhibits 1.1 and 1.2 hereto, respectively, which contain provisions for indemnification of the Company, and its directors, officers, and any controlling persons, against certain liabilities for information furnished by the underwriters and/or agents, as applicable, expressly for use in the Prospectus Supplements.

ITEM 16. EXHIBITS

        EXHIBIT
          NO.                                      EXHIBIT
        -------                                    -------
          *1.1           -- Form of Debt Securities Underwriting Agreement
          *1.2           -- Form of Equity Securities Underwriting Agreement
          *1.3           -- Form of Depositary Shares Underwriting Agreement
          *1.4           -- Form of Tesoro Capital Trust Preferred Securities
                            Underwriting Agreement
          +2.1           -- Stock Sale Agreement, dated March 18, 1998, among the
                            Company, BHP Hawaii Inc. and BHP Petroleum Pacific
                            Islands Inc.
         **2.2           -- Stock Purchase Agreement, dated May 1, 1998, among Shell
                            Refining Holding Company, Shell Anacortes Refining
                            Company and the Company.

        EXHIBIT
          NO.                                      EXHIBIT
        -------                                    -------
           2.3           -- Agreement and Plan of Merger dated as of November 20,
                            1995, between the Company, Coastwide Energy Services,
                            Inc. and CNRG Acquisition Corp. (incorporated by
                            reference herein to the Company's Registration Statement
                            on Form S-4, Reg. No. 333-00229)
           2.4           -- First Amendment to Agreement and Plan of Merger dated
                            effective February 19, 1996 between the Company,
                            Coastwide Energy Services, Inc. and CNRG Acquisition
                            Corp. (incorporated by reference herein to the Company's
                            Form 10-K for the fiscal year ended December 31, 1995)
          *4.1           -- Form of Senior Indenture (including form of Senior Debt
                            Security)
          *4.2           -- Form of Senior Subordinated Indenture (including form of
                            Senior Subordinated Debt Security)
          *4.3           -- Form of Subordinated Indenture (including form of
                            Subordinated Debt Security)
          *4.4           -- Form of Deposit Agreement with respect to the Depositary
                            Shares (including the terms of Depositary Receipts to be
                            issued thereunder)
          *4.5           -- Form of Stock Purchase Contract
          +4.6           -- Certificate of Trust of Tesoro Capital Trust I
          +4.7           -- Declaration of Trust of Tesoro Capital Trust I
          +4.8           -- Certificate of Trust of Tesoro Capital Trust II
          +4.9           -- Declaration of Trust of Tesoro Capital Trust II
          +4.10          -- Certificate of Trust of Tesoro Capital Trust III
          +4.11          -- Declaration of Trust of Tesoro Capital Trust III
          *4.12          -- Form of Trust Preferred Guarantee Agreement to be issued by the Company (Agreements for Tesoro Capital Trust I,
                            Tesoro Capital Trust II and Tesoro Capital Trust III are
                            substantially identical except for names and dates)
          *4.13          -- Form of Amended and Restated Declaration of Trust
                            (including form of Trust Preferred Security)
                            (Declarations for Tesoro Capital Trust I, Tesoro Capital
                            Trust II and Tesoro Capital Trust III are substantially
                            identical except for names and dates)
           4.14          -- Restated Certificate of Incorporation of the Company
                            (incorporated by reference herein to the Company's Form
                            10-K for the fiscal year ended December 31, 1993)
           4.15          -- By-laws of the Company, as amended through June 6, 1996
                            (incorporated by reference herein to the Company's Form
                            10-K for the fiscal year ended December 31, 1996)
           4.16          -- Amendment to Restated Certificate of Incorporation of the
                            Company (incorporated by reference herein to the
                            Company's Form 10-K for the fiscal year ended December
                            31, 1993)
           4.17          -- Certificate of Designation Establishing a Series of $2.20
                            Cumulative Convertible Preferred Stock, dated as of
                            January 26, 1983 (incorporated by reference herein to the
                            Company's Form 10-K for the fiscal year ended December
                            31, 1993)
           4.18          -- Certificate of Designation Establishing a Series A
                            Participating Preferred Stock, dated as of December 16,
                            1985 (incorporated by reference herein to the Company's
                            Form 10-K for the fiscal year ended December 31, 1993)
           4.19          -- Certificate of Amendment, dated as of February 9, 1994, to Restated Certificate of Incorporation of the Company
                            (incorporated by reference herein to the Company's Form
                            10-K for the fiscal year ended December 31, 1993)

        EXHIBIT
          NO.                                      EXHIBIT
        -------                                    -------
          *5.1           -- Opinion of Fulbright & Jaworski L.L.P. as to the legality of the Securities
          *5.2           -- Opinion of Delaware counsel as to the legality of the
                            Trust Preferred Securities
          *8.1           -- Opinion of Fulbright & Jaworski L.L.P. is to certain
                            federal income tax matters
         +12.1           -- Computation of Ratio of Earnings to Fixed Charges
        ++23.1           -- Consent of Deloitte & Touche LLP
        ++23.2           -- Consent of Netherland, Sewell & Associates, Inc.
         *23.3           -- Consent of Fulbright & Jaworski L.L.P. (included in
                            Exhibit 5.1)
         *23.4           -- Consent of Delaware counsel (included in Exhibit 5.2)
        ++23.5           -- Consent of Arthur Andersen LLP
         +24.1           -- Powers of Attorney (included on previously filed
                            signature pages)
         *25.1           -- Form T-1 Statement of Eligibility of Trustee for the
                            Senior Debt Securities
         *25.2           -- Form T-1 Statement of Eligibility of Trustee for the
                            Subordinated Debt Securities
         *25.3           -- Form T-1 Statement of Eligibility of Trustee for the
                            Trust Preferred Securities


---------------

 * To be filed as an exhibit to the Company's Current Report on Form 8-K in connection with a specific offering.

** To be filed pursuant to the Exchange Act and incorporated by reference herein at such time.

 + Previously filed with the Registration Statement.

 ++ Filed herewith.

ITEM 17. UNDERTAKINGS

     A. The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (b) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

             (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs A(l)(a) and A(l)(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registration hereby undertakes that, for purposes of determining any liability under the Securities Act, such filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on May 14, 1998.


                                            TESORO PETROLEUM CORPORATION

                                            By:   /s/ JAMES C. REED, JR.
                                              ----------------------------------
                                                      James C. Reed, Jr.
                                                  Executive Vice President,
                                                General Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates as indicated.


                      SIGNATURE                                      TITLE                        DATE
                      ---------                                      -----                        ----

                          *                            Chairman of the Board of               May 14, 1998
-----------------------------------------------------    Directors, President and Chief
                  (Bruce A. Smith)                       Executive Officer (Principal
                                                         Executive Officer)

               /s/ JAMES C. REED, JR.                  Executive Vice President, General      May 14, 1998
-----------------------------------------------------    Counsel and Secretary (Principal
                (James C. Reed, Jr.)                     Financial Officer)

                          *                            Vice President, Controller             May 14, 1998
-----------------------------------------------------    (Principle Accounting Officer)
                   (Don E. Beere)

                          *                            Vice Chairman of the Board of          May 14, 1998
-----------------------------------------------------    Directors and Director
                (Steven H. Grapstein)

                          *                            Director                               May 14, 1998
-----------------------------------------------------
                (William J. Johnson)

                          *                            Director                               May 14, 1998
-----------------------------------------------------
                  (Alan J. Kaufman)

                          *                            Director                               May 14, 1998
-----------------------------------------------------
               (Raymond K. Mason, Sr.)

                          *                            Director                               May 14, 1998
-----------------------------------------------------
                  (Patrick J. Ward)

                          *                            Director                               May 14, 1998
-----------------------------------------------------
               (Murray L. Weidenbaum)

             *By: /s/ JAMES C. REED, JR.
  ------------------------------------------------
                 James C. Reed, Jr.
                  Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Tesoro Capital Trust I certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on May 14, 1998.


                                            Tesoro Capital Trust I

                                            By: Tesoro Petroleum Corporation, as
                                            Sponsor

                                            By:   /s/ JAMES C. REED, JR.
                                              ----------------------------------
                                                      James C. Reed, Jr.
                                                  Executive Vice President,
                                                General Counsel and Secretary


     Pursuant to the requirements of the Securities Act of 1933, Tesoro Capital Trust II certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on May 14, 1998.


                                            Tesoro Capital Trust II

                                            By: Tesoro Petroleum Corporation, as
                                            Sponsor

                                            By:   /s/ JAMES C. REED, JR.
                                              ----------------------------------
                                                      James C. Reed, Jr.
                                                  Executive Vice President,
                                                General Counsel and Secretary


     Pursuant to the requirements of the Securities Act of 1933, Tesoro Capital Trust III certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on May 14, 1998.


                                            Tesoro Capital Trust III

                                            By: Tesoro Petroleum Corporation, as
                                            Sponsor

                                            By:   /s/ JAMES C. REED, JR.
                                              ----------------------------------
                                                      James C. Reed, Jr.
                                                  Executive Vice President,
                                                General Counsel and Secretary

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on May 14, 1998.


                                            DIGICOMP, INC.
                                            INTERIOR FUELS COMPANY
                                            KENAI PIPE LINE COMPANY
                                            TESORO ALASKA PETROLEUM COMPANY
                                            TESORO ALASKA PIPELINE COMPANY
                                            TESORO BOLIVIA PETROLEUM COMPANY
                                            TESORO EXPLORATION AND
                                              PRODUCTION COMPANY
                                            TESORO LATIN AMERICA COMPANY
                                            TESORO MARINE SERVICES HOLDING
                                              COMPANY
                                            TESORO MARINE SERVICES, INC.
                                            TESORO NATURAL GAS COMPANY
                                            TESORO NORTHSTORE COMPANY
                                            TESORO PETROLEUM COMPANIES, INC.
                                            TESORO REFINING, MARKETING &
                                              SUPPLY COMPANY
                                            TESORO VOSTOK COMPANY

                                            By:   /s/ JAMES C. REED, JR.
                                              ----------------------------------
                                                      James C. Reed, Jr.
                                                  Executive Vice President,
                                                General Counsel and Secretary

                                            TESORO E&P COMPANY, L.P.

                                            By: Tesoro Exploration and
                                            Production Company
                                              as General Partner

                                            By:   /s/ JAMES C. REED, JR.
                                              ----------------------------------
                                                      James C. Reed, Jr.
                                                  Executive Vice President,
                                                General Counsel and Secretary

                                            TESORO PIPELINE COMPANY, L.P.

                                            By: Tesoro Natural Gas Company
                                              as General Partner

                                            By:   /s/ JAMES C. REED, JR.
                                              ----------------------------------
                                                      James C. Reed, Jr.
                                                  Executive Vice President,
                                                General Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates as indicated.


DIGICOMP, INC.
INTERIOR FUELS COMPANY
KENAI PIPE LINE COMPANY
TESORO ALASKA PETROLEUM COMPANY
TESORO ALASKA PIPELINE COMPANY
TESORO BOLIVIA PETROLEUM COMPANY
TESORO EXPLORATION AND PRODUCTION COMPANY
TESORO LATIN AMERICA COMPANY
TESORO NATURAL GAS COMPANY
TESORO NORTHSTORE COMPANY
TESORO PETROLEUM COMPANIES, INC.
TESORO REFINING, MARKETING & SUPPLY COMPANY
TESORO VOSTOK COMPANY


                      SIGNATURE                                      TITLE                        DATE
                      ---------                                      -----                        ----

               /s/ JAMES C. REED, JR.                  Director                               May 14, 1998
-----------------------------------------------------
                (James C. Reed, Jr.)

                          *                            Director                               May 14, 1998
-----------------------------------------------------
                  (Bruce A. Smith)

                          *                            Director                               May 14, 1998
-----------------------------------------------------
               (William T. Van Kleef)

             *By: /s/ JAMES C. REED, JR.
-----------------------------------------------------
                 James C. Reed, Jr.
                  Attorney-in-Fact


TESORO MARINE SERVICES HOLDING COMPANY
TESORO MARINE SERVICES, INC.


                      SIGNATURE                                      TITLE                        DATE
                      ---------                                      -----                        ----

               /s/ JAMES C. REED, JR.                  Director                               May 14, 1998
-----------------------------------------------------
                (James C. Reed, Jr.)

                          *                            Director                               May 14, 1998
-----------------------------------------------------
                  (Bruce A. Smith)
                                                       Director
-----------------------------------------------------
                 (Donald A. Nyberg)

                          *                            Director                               May 14, 1998
-----------------------------------------------------
               (William T. Van Kleef)

             *By: /s/ JAMES C. REED, JR.
-----------------------------------------------------
                 James C. Reed, Jr.
                  Attorney-in-Fact

TESORO E&P COMPANY, L.P.

By: Tesoro Exploration and Production Company
    as General Partner


                      SIGNATURE                                      TITLE                        DATE
                      ---------                                      -----                        ----

               /s/ JAMES C. REED, JR.                  Director                               May 14, 1998
-----------------------------------------------------
                (James C. Reed, Jr.)

                          *                            Director                               May 14, 1998
-----------------------------------------------------
                  (Bruce A. Smith)

                          *                            Director                               May 14, 1998
-----------------------------------------------------
               (William T. Van Kleef)

             *By: /s/ JAMES C. REED, JR.
-----------------------------------------------------
                 James C. Reed, Jr.
                  Attorney-in-Fact


TESORO PIPELINE COMPANY, L.P.

By: Tesoro Natural Gas Company
    as General Partner


                      SIGNATURE                                      TITLE                        DATE
                      ---------                                      -----                        ----

               /s/ JAMES C. REED, JR.                  Director                               May 14, 1998
-----------------------------------------------------
                (James C. Reed, Jr.)

                          *                            Director                               May 14, 1998
-----------------------------------------------------
                  (Bruce A. Smith)

                          *                            Director                               May 14, 1998
-----------------------------------------------------
               (William T. Van Kleef)

             *By: /s/ JAMES C. REED, JR.
-----------------------------------------------------
                 James C. Reed, Jr.
                  Attorney-in-Fact

                                LIST OF EXHIBITS

      EXHIBIT NO.                                  EXHIBIT
      -----------                                  -------

         *1.1            -- Form of Debt Securities Underwriting Agreement
         *1.2            -- Form of Equity Securities Underwriting Agreement
         *1.3            -- Form of Depositary Shares Underwriting Agreement
         *1.4            -- Form of Tesoro Capital Trust Preferred Securities
                            Underwriting Agreement
         +2.1            -- Stock Sale Agreement, dated March 18, 1998, among the
                            Company, BHP Hawaii Inc. and BHP Petroleum Pacific
                            Islands Inc.
        **2.2            -- Stock Purchase Agreement, dated May 1, 1998, among Shell
                            Refining Holding Company, Shell Anacortes Refining
                            Company and the Company
          2.3            -- Agreement and Plan of Merger dated as of November 20,
                            1995, between the Company, Coastwide Energy Services,
                            Inc. and CNRG Acquisition Corp. (incorporated by
                            reference herein to the Company's Registration Statement
                            on Form S-4, Reg. No. 333-00229).
          2.4            -- First Amendment to Agreement and Plan of Merger dated
                            effective February 19, 1996 between the Company,
                            Coastwide Energy Services, Inc. and CNRG Acquisition
                            Corp. (incorporated by reference herein to the Company's
                            Form 10-K for the fiscal year ended December 31, 1995).
         *4.1            -- Form of Senior Indenture (including form of Senior Debt
                            Security)
         *4.2            -- Form of Senior Subordinated Indenture (including form of
                            Senior Subordinated Debt Security)
         *4.3            -- Form of Subordinated Indenture (including form of
                            Subordinated Debt Security)
         *4.4            -- Form of Deposit Agreement with respect to Depositary
                            Shares (including the terms of Depositary Receipts to be
                            issued thereunder)
         *4.5            -- Form of Stock Purchase Contract
         +4.6            -- Certificate of Trust of Tesoro Capital Trust I
         +4.7            -- Declaration of Trust of Tesoro Capital Trust I
         +4.8            -- Certificate of Trust of Tesoro Capital Trust II
         +4.9            -- Declaration of Trust of Tesoro Capital Trust II
         +4.10           -- Certificate of Trust of Tesoro Capital Trust III
         +4.11           -- Declaration of Trust of Tesoro Capital Trust III
         *4.12           -- Form of Trust Preferred Guarantee Agreement to be issued by the Company (Agreements for Tesoro Capital Trust I,
                            Tesoro Capital Trust II and Tesoro Capital Trust III are
                            substantially identical except for names and dates)
         *4.13           -- Form of Amended and Restated Declaration of Trust
                            (including form of Trust Preferred Security)
                            (Declarations for Tesoro Capital Trust I, Tesoro Capital
                            Trust II and Tesoro Capital Trust III are substantially
                            identical except for names and dates)
          4.14           -- Restated Certificate of Incorporation of the Company
                            (incorporated by reference herein to the Company's Form
                            10-K for the fiscal year ended December 31, 1993)
          4.15           -- By-laws of the Company, as amended through June 6, 1996
                            (incorporated by reference herein to the Company's Form
                            10-K for the fiscal year ended December 31, 1996)
          4.16           -- Amendment to Restated Certificate of Incorporation of the
                            Company (incorporated by reference herein to the
                            Company's Form 10-K for the fiscal year ended December
                            31, 1993)

      EXHIBIT NO.                                  EXHIBIT
      -----------                                  -------
          4.17           -- Certificate of Designation Establishing a Series of $2.20
                            Cumulative Convertible Preferred Stock, dated as of
                            January 26, 1983 (incorporated by reference herein to the
                            Company's Form 10-K for the fiscal year ended December
                            31, 1993)
          4.18           -- Certificate of Designation Establishing a Series A
                            Participating Preferred Stock, dated as of December 16,
                            1985 (incorporated by reference herein to the Company's
                            Form 10-K for the fiscal year ended December 31, 1993)
          4.19           -- Certificate of Amendment, dated as of February 9, 1994, to Restated Certificate of Incorporation of the Company
                            (incorporated by reference herein to the Company's Form
                            10-K for the fiscal year ended December 31, 1993)
         *5.1            -- Opinion of Fulbright & Jaworski L.L.P. as to the legality of the Securities
         *5.2            -- Opinion of Delaware counsel as to the legality of the
                            Trust Preferred Securities
         *8.1            -- Opinion of Fulbright & Jaworski L.L.P. is to certain
                            federal income tax matters
        +12.1            -- Computation of Ratio of Earnings to Fixed Charges
       ++23.1            -- Consent of Deloitte & Touche LLP
       ++23.2            -- Consent of Netherland, Sewell & Associates, Inc.
        *23.3            -- Consent of Fulbright & Jaworski L.L.P. (included in
                            Exhibit 5.1)
        *23.4            -- Consent of Delaware counsel (included in Exhibit 5.2)
       ++23.5            -- Consent of Arthur Andersen LLP
        +24.1            -- Power of Attorney (included on previously filed signature pages)
        *25.1            -- Form T-1 Statement of Eligibility of Trustee for the
                            Senior Debt Securities
        *25.2            -- Form T-1 Statement of Eligibility of Trustee for the
                            Subordinated Debt Securities
        *25.3            -- Form T-1 Statement of Eligibility of Trustee for the
                            Trust Preferred Securities


---------------

 * To be filed as an exhibit to the Company's Current Report on Form 8-K in connection with a specific offering.

** To be filed pursuant to the Exchange Act and incorporated by reference herein at such time.

 + Previous filed with the Registration Statement.

 ++ Filed herewith.